UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition by Sino-Biotics, Inc. (“Sino”) of CH International Holdings Limited (“CH International”), the issuance of additional shares of common stock by Sino, and the cancellation of shares (the “Share Exchange Transactions”) of common stock by Sino’s stockholders on Sino’s historical financial position and results of operations. The historical financial data of Sino for the year ended September 30, 2007 and six months ended March 31, 2008 were derived from Sino’s audited financial statements contained on Form 10-KSB and unaudited financial statements contained on Form 10-QSB as filed with the Securities and Exchange Commission. CH International’s audited consolidated financial statements for the year ended September 30, 2007 and unaudited consolidated financial statements for the six months ended March 31, 2008 were derived from those information contained elsewhere in this Form 8-K.

On July 16, 2008, Sino entered into a Share Exchange Agreement (the “Exchange Agreement”) with CH International and KEG International Limited (“KEG”), the sole stockholder of CH International. As a result of the share exchange, Sino acquired all of the issued and outstanding common stock of CH International from KEG in exchange for Ninety-Three Million (93,000,000) newly-issued shares of Sino’s common stock. Concurrent and simultaneous with the consummation of the Exchange Agreement, Venture Fund I, Inc., Sino’s principal shareholder (the “Principal Stockholder”) shall cancel 2,180,616 shares of the Sino’s common stock held by the Principal Stockholder. Upon consummation of the Exchange Agreement, all of the shares of CH International shall be held by the Sino. Upon consummation of the Share Exchange Transaction (including, but not limited to, the cancellation of the 2,180,616 shares of Sino’s common stock held by the Principal Shareholder), there shall be One Hundred Twenty Million (120,000,000) shares of Sino’s common stock issued and outstanding.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2007 and six months ended March 31, 2008 assume that the Share Exchange Transactions were consummated on October 1, 2006. The unaudited pro forma condensed combined balance sheet as of March 31, 2008 assumes the Share Exchange Transactions were consummated on that date. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange Transactions as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Transactions.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Sino and CH International.

Sino-Biotics., Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT MARCH 31, 2008
(Dollars in thousands except share data and per share amounts)

	At Mach 31, 2008			Unaudited
	Sino	CH International	Pro-forma Adjustment	Pro-forma combined	Note
	US$’000	US$’000	US$’000	US$’000
ASSETS

Current assets:
Cash and cash equivalents	1	5,055	-	5,056
Restricted bank balances	-	31,676	-	31,676
Accounts receivables, net	-	14,505	-	14,505
Other receivables	-	3,789	-	3,789
Prepayment	-	3,957	-	3,957
Due from related parties	-	13,758	-	13,758
Inventories	-	12,607	-	12,607

Total current assets	1	85,347		85,348

Long-term land lease prepayments, net	-	891	-	891
Property, plant and equipment, net	-	13,922	-	13,922
Deferred tax assets	-	696	-	696

Total assets	1	100,856		100,857

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	1	9,624	-	9,625
Notes payable	-	10,034	-	10,034
Accrued expenses and other accrued liabilities	-	1,077	-	1,077
Customer deposits	-	2,608	-	2,608
Due to related parties	18	3,518	-	3,536
Income taxes payable		949	-	949
Liabilities of discontinued operations	3	-	-	3
Short-term bank borrowings	-	57,753	-	57,753
Current portion of long-term interest-bearing loans, secured	-	2,084	-	2,084

Total current liabilities	22	87,647		87,669

Long-term interest-bearing loans, secured	-	2,640	-	2,640
Government subsidies	-	5	-	5

	22	90,292		90,314

Minority interests	-	64	-	64

Commitments and contingencies	-	-	-	-

Shareholders' equity
Preferred stock	-	-	-	-
Common stock	29	-	91	120	2
Statutory reserves	-	948	-	948
Additional paid-in capital	6,749	-	(6,749)	-	3
Accumulated other comprehensive income	-	1,409	-	1,409
Retained earnings	(6,799)	8,143	6,658	8,002	2,3

Total shareholders' equity	(21)	10,500		10,479

Total liabilities and shareholders' equity	1	100,856		100,857

Sino-Biotics, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2007
(Dollars in thousands except share data and per share amounts)

	Year ended September 30, 2007				Unaudited
		Sino	CH International	Pro-forma Adjustment	Pro-forma combined		Note
		US$’000	US$’000	US$’000	US$’000
Operating revenues:
Net sales to third parties		-	32,379	-		32,379

Cost of sales		-	(23,001)	-		(23,001)

Gross income		-	9,378			9,378

Operating expenses:
Sales, marketing and distribution		-	(2,550)	-		(2,550)
General and administrative		(48)	(3,133)	-		(3,181)

Operating (loss) income		(48)	3,695			3,647

Other income		-	401	-		401
Interest income		-	586	-		586
Interest expense		(14)	(2,518)	14		(2,518)	4

(Loss) Income before income taxes		(62)	2,164			2,116

Income taxes expenses		-	(195)	-		(195)

Net (loss) income		(62)	1,969			1,921

Other comprehensive income
Foreign currency translation adjustment		-	420	-		420

Comprehensive (loss) income		(62)	2,389			2,341

Weighted average number of common shares outstanding – basic and fully diluted		179,982				120,000,000	4

Net (loss) income per common share – basic and fully diluted	US$	(0.34)			US$	0.02

Sino-Biotics, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2008
(Dollars in thousands except share data and per share amounts)

	Six months ended March 31, 2008				Unaudited
		Sino	CH International	Pro-forma Adjustment	Pro-forma combined		Note
		US$’000	US$’000	US$’000	US$’000
Operating revenues:
Net sales to third parties		-	37,141	-		37,141

Cost of sales		-	(25,348)	-		(25,348)

Gross income		-	11,793			11,793

Operating expenses:
Sales, marketing and distribution		-	(995)	-		(995)
General and administrative		(19)	(2,685)	-		(2,704)

Operating (loss) income		(19)	8,113			8,094

Other income		-	326	-		326
Interest income		-	243	-		243
Interest expense		(2)	(2,246)	2		(2,246)	4

(Loss) Income before income taxes		(21)	6,436			6,417

Income taxes expenses		-	(523)	-		(523)

Net (loss) income		(21)	5,913			5,894

Other comprehensive income
Foreign currency translation adjustment		-	836	-		836

Comprehensive (loss) income		(21)	6,749			6,730

Weighted average number of common shares outstanding – basic and fully diluted		10,115,044				120,000,000	4

Net (loss) income per common share – basic and fully diluted	US$	(0.00)			US$	0.06

Notes to pro-forma consolidated financial statements:

1.
The acquisition by Sino of CH International is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Sino (the legal acquirer) is considered the accounting acquiree and CH International (the legal acquiree) is considered the accounting acquirer. The combined financial statements of the combined entity will in substance be those of CH International, with the assets and liabilities, and revenues and expenses, of Sino being included effective from the date of consummation of Share Exchange Transactions. Sino is deemed to be a continuation of business of CH International. The outstanding common stock of Sino prior to the Share Exchange Transactions will be accounting for at their net book value and no goodwill will be recognized.

2.	To reflect the cancellation of shares of Sino’s common stock and issuance of shares of Sino’s common stock in connection with the Share Exchange Transactions.

3.	To eliminate the pre-acquisition retained earnings of Sino under reverse acquisition.

4	Prior to the closing of the Share Exchange Transactions, Sino effectuated the following changes in its common stock:
- Sino implemented a 6 for 1 forward stock split
- Sino converted a US$ 65,000 convertible promissory notes and all related accrued interest into 25,999,998 common shares
- Sino converted a US$ 10,000 convertible promissory notes and all related accrued interest into 3,000,000 common shares

The number of shares and per shares amounts as extracted from Sino’s financial statements for the preparation of the pro forma condensed combined financial statements have been restated to reflect the effect of the 6 for 1 forward stock split.

For the purpose of the preparation of the pro forma condensed combined financial statements, the conversions of the convertible promissory notes are assumed to be consummated on October 1, 2006.

Following the above transactions and immediately prior to the consummation of the Share Exchange Transactions, Sino had 29,180,616 shares of common stock issued and outstanding. Upon consummation of the Share Exchange Transactions, there should be One Hundred Twenty Million (120,000,000) shares of Sino’s common stock issued and outstanding.

5.	There were no inter-company transactions and balances between Sino and CH International during the periods covered by the pro forma condensed combined financial statements.